As filed with the Securities and Exchange Commission on May 1, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AFLAC INCORPORATED
(Exact name of registrant as specified in charter)

Georgia (State or other jurisdiction of incorporation or organization)	58-1167100 (I.R.S. Employer Identification Number)
Aflac Incorporated 1932 Wynnton Road Columbus, Georgia 31999 (706) 323-3431 (Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)
Daniel P. Amos
Chairman & CEO
Aflac Incorporated
1932 Wynnton Road
Columbus, Georgia 31999
(706) 323-3431
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
Audrey Boone Tillman, Esq. Executive Vice President & General Counsel Aflac Incorporated 1932 Wynnton Road Columbus, Georgia 31999 (706) 323-3431	Brian J. Fahrney, Esq. Robert A. Ryan, Esq. Sidley Austin LLP 787 Seventh Ave. New York, New York 10019 (212) 839-5300	Morgan J. Hayes, Esq. Debevoise & Plimpton LLP 919 Third Avenue New York, New York 10022 (212) 909-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS
Common Stock
This prospectus relates solely to the resale, from time to time, of 52,300,000 shares of common stock, par value $0.10 per share, of Aflac Incorporated (the “Parent Company”), by J&A Alliance Holdings Corporation, a Delaware corporation (the “Selling Stockholder” or “J&A Holdings”), in its capacity as the trustee of J&A Alliance Trust, a New York voting trust (the “Trust”). The shares of the Parent Company’s common stock that may be resold by the Selling Stockholder were acquired by the Selling Stockholder through purchases on the open market or otherwise through third party transactions. We will not receive any proceeds from the sale of shares of the Parent Company’s common stock to be offered pursuant to this prospectus.
The Selling Stockholder may offer the shares of the Parent Company’s common stock directly, through agents, or to or through underwriters or dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of the shares of the Parent Company’s common stock. See the section entitled “Plan of Distribution.”
The Parent Company’s common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “AFL.” On April 28, 2023, the last reported sales price of the Parent Company’s common stock on the New York Stock Exchange was $69.85 per share.
You should carefully consider the risks of an investment in the Parent Company’s common stock. See “Risk Factors” in page 5 of this prospectus, “Item 1A — Risk Factors” in our most recent Annual Report on Form 10-K, and any other risk factors included in filings we have made with the Securities and Exchange Commission (the “SEC”) that are incorporated herein by reference or set forth in any applicable prospectus supplement that accompanies this prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any prospectus supplement. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 1, 2023.

i

This prospectus is part of a registration statement that Aflac Incorporated filed with the SEC utilizing a “shelf” registration process. Under this shelf process, the Selling Stockholder named in this prospectus and any accompanying prospectus supplement may, from time to time, sell any of the Parent Company’s common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the Parent Company’s common stock that may be offered by the Selling Stockholder. Any accompanying prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before investing in the Parent Company’s common stock.
The functional currency of Aflac Japan’s (as defined below) insurance operations is the Japanese yen. We translate our yen-denominated financial statement accounts into U.S. dollars as follows. Assets and liabilities are translated at end-of-period exchange rates. Realized gains and losses on security transactions are translated at the exchange rate on the trade date of each transaction. Other revenues, expenses and cash flows are translated using average exchange rates for the period. The resulting currency translation adjustments are reported in accumulated other comprehensive income. We include in earnings the realized currency exchange gains and losses resulting from foreign currency transactions.
The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the Parent Company’s common stock. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.aflac.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
You should rely only on the information contained in this prospectus and the information to which we have referred you. Neither we nor the Selling Stockholder have authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell shares of the Parent Company’s common stock. The information in this prospectus may only be accurate on the date of this prospectus or such other date specified with respect to such information.
As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or “the Company” refer to the consolidated operations of Aflac Incorporated and its direct and indirect operating subsidiaries. “Parent Company” refers solely to Aflac Incorporated. “Aflac U.S.” refers collectively to: American Family Life Assurance Company of Columbus; Continental American Insurance Company, branded as Aflac Group Insurance; American Family Life Assurance Company of New York and Tier One Insurance Company. “Aflac Japan” refers solely to our subsidiary, Aflac Life Insurance Japan Ltd., a Japanese stock corporation. “Aflac” refers collectively to Aflac U.S. and Aflac Japan.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. We desire to take advantage of these provisions. This prospectus or documents filed with the SEC and incorporated by reference herein contain cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by our officials in communications with the financial community and contained in documents filed with the SEC. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” “outlook” or similar words as well as specific projections of future results, generally qualify as forward-looking. We undertake no obligation to update such forward-looking statements.
We caution readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:
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difficult conditions in global capital markets and the economy, including those caused by COVID-19;

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defaults and credit downgrades of investments;

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global fluctuations in interest rates and exposure to significant interest rate risk;

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concentration of business in Japan;

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limited availability of acceptable yen-denominated investments;

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foreign currency fluctuations in the yen/dollar exchange rate;

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differing interpretations applied to investment valuations;

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significant valuation judgments in determination of expected credit losses recorded on the Company’s investments;

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decreases in the Company’s financial strength or debt ratings;

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decline in creditworthiness of other financial institutions;

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concentration of the Company’s investments in any particular single-issuer or sector;

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major public health issues, including COVID-19 and any resulting or coincidental economic effects, on the Company’s business and financial results;

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the Company’s ability to attract and retain qualified sales associates, brokers, employees, and distribution partners;

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deviations in actual experience from pricing and reserving assumptions;

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ability to continue to develop and implement improvements in information technology systems and on successful execution of revenue growth and expense management initiatives;

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interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems;

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subsidiaries’ ability to pay dividends to the Parent Company;

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inherent limitations to risk management policies and procedures;

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operational risks of third party vendors;

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tax rates applicable to the Company may change;

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failure to comply with restrictions on policyholder privacy and information security;

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extensive regulation and changes in law or regulation by governmental authorities;

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competitive environment and ability to anticipate and respond to market trends;

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catastrophic events, including, but not limited to, as a result of climate change, epidemics, pandemics (such as COVID-19), tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, terrorism or other acts of violence, and damage incidental to such events;

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ability to protect the Aflac brand and the Company’s reputation;

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ability to effectively manage key executive succession;

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changes in accounting standards;

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level and outcome of litigation; and

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allegations or determinations of worker misclassification in the United States.

AFLAC INCORPORATED
The Parent Company, Aflac Incorporated, was incorporated in 1973 under the laws of the State of Georgia. The Parent Company is a general business holding company and acts as a management company, overseeing the operations of its subsidiaries by providing management services and making capital available. Its principal business is supplemental health and life insurance, which is marketed and administered through its subsidiaries in the United States and Japan. Most of Aflac’s policies are individually underwritten and marketed through independent agents. With the exception of dental and vision products administered by Aflac Benefits Solutions, Inc. (ABS), formerly known as Argus Dental & Vision, Inc., and certain group life insurance products, Aflac U.S. markets and administers group products through Continental American Insurance Company, branded as Aflac Group Insurance. Our insurance operations in the United States and Japan service the two markets for our insurance business.
We offer voluntary insurance policies in Japan and the United States that provide a layer of financial protection against income and asset loss. We continue to diversify our product offerings in both Japan and the United States. Aflac Japan sells voluntary supplemental insurance products, including cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans and annuities. Aflac U.S. sells voluntary supplemental insurance products, including products designed to protect individuals from depletion of assets (accident, cancer, critical illness/care, hospital indemnity, fixed-benefit dental, and vision care plans) and loss-of-income products (life and short-term disability plans).
We are authorized to conduct insurance business in all 50 states, the District of Columbia, several U.S. territories and Japan. Aflac Japan’s revenues, including net gains and losses on its investment portfolio, accounted for 62% and 70% of our total revenues in the three-month periods ended March 31, 2023 and 2022, respectively. The percentage of our total assets attributable to Aflac Japan was 81% at March 31, 2023, compared with 80% at December 31, 2022.
Our principal executive offices are located at 1932 Wynnton Road, Columbus, Georgia 31999 and our telephone number is (706) 323-3431.

RISK FACTORS
Investing in the Parent Company’s common stock involves risk. Please see the risk factors described in “Item 1A — Risk Factors” in our most recent Annual Report on Form 10-K which is incorporated by reference in this prospectus, as well as any risk factors included in any other filings we have made with the SEC that are incorporated by reference herein or set forth in any applicable prospectus supplement that accompanies this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations, results of operations or financial condition. Additional risk factors may be included in an applicable prospectus supplement relating to a particular offering of shares of the Parent Company’s common stock. These risks could materially affect our business operations, results of operations or financial condition and cause the value of the Parent Company’s common stock to decline. You could lose all or part of your investment.

USE OF PROCEEDS
All shares of common stock offered by this prospectus and any applicable prospectus supplement will be sold by the Selling Stockholder. We will not receive any proceeds from the sale of shares of the Parent Company’s common stock by the Selling Stockholder.

DESCRIPTION OF COMMON STOCK
Capitalization
The Parent Company is authorized to issue up to 1,900,000,000 shares of common stock, par value $0.10 per share.
General
Holders of the Parent Company’s common stock are entitled to cast one vote for each share held of record on each matter submitted to a vote at a meeting of shareholders, until such a share has been held by the same beneficial owner for a continuous period of longer than 48 months prior to the record date of the meeting, at which time each share becomes entitled to 10 votes. A majority of the votes cast is required for all actions to be taken by shareholders, except with respect to contested director elections, which requires a plurality of the votes cast. Subject to preferences that may be applicable to holders of any outstanding shares of preferred stock, holders of the Parent Company’s common stock are entitled to such dividends as may be declared by the Parent Company’s Board of Directors (the “Board”) out of funds legally available therefor. Upon any liquidation, dissolution or winding up of the Parent Company, holders of its common stock are entitled to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to the prior rights of holders of any outstanding shares of preferred stock.
Holders of the Parent Company’s common stock do not have any preemptive rights under the Parent Company’s Articles of Incorporation or Bylaws. However, under the Shareholders Agreement dated as of February 28, 2019 (the “Shareholders Agreement”), by and among the Parent Company, Japan Post Holdings Co., Ltd., a Japanese corporation (“Japan Post”), the Selling Stockholder in its capacity as trustee of the Trust, and General Incorporated Association J&A Alliance, a Japanese general incorporated association (“General Incorporated”), the Selling Stockholder shall have the right to purchase up to such number of shares of the Parent Company’s common stock that would allow it to maintain beneficial ownership of the outstanding shares of the Parent Company’s common stock that is no less than its ownership percentage prior to any issuance of new shares of the Parent Company’s common stock (subject to certain exceptions pursuant to the Shareholders Agreement). Holders of the Parent Company’s common stock do not have any cumulative voting, subscription, redemption, sinking fund or conversion rights. The common stock is not subject to future calls or assessments by the Parent Company.
The Parent Company’s common stock is listed on the New York Stock Exchange under the symbol “AFL.”
Anti-Takeover Effects of Certain Provisions
Certain provisions of the Georgia Business Corporation Code, the Parent Company’s Articles of Incorporation and its Bylaws summarized in the paragraphs above and in the following paragraphs may have an anti-takeover effect and could make the following transactions difficult: acquisition by means of a tender offer; acquisition by means of a proxy contest or otherwise; or removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in the best interests of the Parent Company, including transactions that might result in a premium over the market price for shares of the Parent Company’s common stock.
Special Shareholder Meetings
Unless otherwise permitted by applicable law, the Parent Company’s Bylaws provide that special meetings of shareholders may be called only by (i) the Board, (ii) the Chairman of the Board, (iii) the Chief Executive Officer or (iv) the Secretary of the Parent Company upon the written request of shareholders holding at least 25% of all the votes entitled to be cast on each issue to be considered at the special meeting as of the date of submission of the request.
Requirements for Advance Notification of Shareholder Nominations and Proposals
Under the Parent Company’s Bylaws, to be properly brought before an annual meeting of shareholders, any shareholder proposal or nomination for election to the Board must be delivered to the Parent Company’s

Secretary not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided that in the event that the date of the annual meeting is called for a date that is not within 25 days before or after such anniversary date, a shareholder’s written notice must be delivered not later than the 10th day following the day on which public announcement of the date of such meeting is first made by the Parent Company. Such notice must contain information specified in the Parent Company’s Bylaws as to the director nominee or proposal of other business, information about the shareholder making the nomination or proposal and the beneficial owner, if any, on behalf of whom the nomination or proposal is made.
Georgia Business Corporation Code
The Parent Company has elected in its Bylaws to be governed by the “business combination” provisions of the Georgia Business Corporation Code (Sections 14-2-1131 through 14-2-1133), which could be viewed as having the effect of discouraging an attempt to obtain control of the Parent Company; however the Parent Company has not elected in its Bylaws to be governed by the “fair price” provisions of the Georgia Business Corporation Code (Sections 14-2-1110 through 14-2-1113), so the “fair price” provisions are not applicable to an attempt to obtain control of the Parent Company. The business combination provision generally would prohibit the Parent Company from engaging in various business combination transactions with any interested shareholder (defined generally as a beneficial owner of 10% or more of the Parent Company’s outstanding common stock) for a period of five years after the date of the transaction in which the person became an interested shareholder unless specified board of directors and shareholder approval conditions are met.

SELLING STOCKHOLDER
On December 19, 2018, the Parent Company and Aflac Japan entered into a Basic Agreement regarding the “Strategic Alliance Based on Capital Relationship” (the “Basic Agreement”) with Japan Post. Pursuant to the terms of the Basic Agreement, Japan Post agreed to form a capital relationship with the Parent Company, whereby the Selling Stockholder would acquire and hold approximately 7% of the outstanding shares of the Parent Company’s common stock.
In connection with the Basic Agreement, on February 28, 2019, the Parent Company entered into the Shareholders Agreement. Pursuant to the terms of the Shareholders Agreement, the Selling Stockholder acquired, through open market transactions in the United States, beneficial ownership of approximately 7% of the outstanding shares of the Parent Company’s common stock. The Shareholders Agreement requires the Parent Company to maintain a shelf registration statement on Form S-3 registering the resale of the Parent Company’s common stock held by the Selling Stockholder. Accordingly, we are filing a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of this common stock from time to time. In addition, we agreed in the Shareholders Agreement to keep the registration statement effective until the Selling Stockholder no longer holds any shares of common stock covered by this prospectus.
Information concerning the Selling Stockholder may change from time to time and any such changed information will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.
Name of Selling Stockholder	Shares Owned Prior to this Offering	Maximum Number of Shares Offered Hereby	Shares Owned After this Offering (assuming the sale of all shares offered hereby)
J&A Alliance Holdings Corporation(1)	52,300,000	52,300,000	0

(1)
The shares of common stock are held directly by J&A Holdings, in its capacity as the trustee of the Trust. General Incorporated, Yoshiyuki Koiwa and Kenji Sano may each be deemed to share voting power over the shares of common stock owned directly by J&A Holdings, in its capacity as the trustee of the Trust, because (i) General Incorporated owns J&A Holdings and (ii) Yoshiyuki Koiwa and Kenji Sano each own 50% of the equity interests in General Incorporated. Japan Post may be deemed to share investment power over the shares of common stock owned directly by J&A Holdings, in its capacity as the trustee of the Trust, due to its role as the sole settlor and beneficiary of the Trust. Each of the Trust, General Incorporated, Japan Post, Yoshiyuki Koiwa and Kenji Sano expressly disclaims beneficial ownership of the shares held directly by J&A Holdings (in its capacity as the trustee of the Trust).

PLAN OF DISTRIBUTION
We are registering the shares of the Parent Company’s common stock covered by this prospectus to permit the Selling Stockholder to conduct public secondary trading of these shares of the Parent Company’s common stock from time to time after the date of this prospectus. We have agreed to, among other things, bear all expenses, other than brokers’ or underwriters’ discounts and commissions, in connection with the registration and sale of the shares of the Parent Company’s common stock covered by this prospectus. Each Selling Stockholder reserves the right to accept and, together with their respective agents, to reject, any proposed purchases of the shares of the Parent Company’s common stock to be made directly or through agents. If any successor to the Selling Stockholder named in this prospectus wishes to sell under this prospectus, we will file a prospectus supplement identifying such successor as Selling Stockholder.
The shares of the Parent Company’s common stock offered by this prospectus may be sold in one or more transactions:
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at a fixed public offering price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices;

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at varying prices determined at the time of sale; or

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at negotiated prices.

These sales may be effected in one or more transactions:
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on any national securities exchange or quotation on which this common stock may be listed or quoted at the time of sale;

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in the over-the-counter market;

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through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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in block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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in purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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in transactions on such exchanges or services or in the over-the-counter market;

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through the writing or settlement of options (including the issuance by the Selling Stockholder of derivatives securities) or other hedging or derivative transactions, whether the options or such other derivative securities are listed on an options exchange or otherwise;

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privately negotiated transactions;

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short-sales (including short sales “against the box”);

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by pledge to secure debts or other obligations;

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in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

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through a distribution by the Selling Stockholder to its partners, members or shareholders;

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through any combination of the foregoing; or

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through any other method permitted pursuant to applicable law.

In connection with the sales of the shares of the Parent Company’s common stock, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:
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engage in short sales of the Parent Company’s common stock in the course of hedging their positions;

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sell these shares of the Parent Company’s common stock short and deliver them to close out short positions;

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loan or pledge the shares of the Parent Company’s common stock to broker-dealers or other financial institutions that in turn may sell the shares of the Parent Company’s common stock;

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enter into option or other transactions with broker-dealers or other financial institutions that require delivery to the broker-dealer or other financial institutions of the shares of the Parent Company’s common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

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enter into transactions in which the broker-dealer makes purchases as a principal for resale of its own account or through other types of transactions.

To the extent required by law, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. Any prospectus supplement relating to a particular offering of the Parent Company’s common stock by the Selling Stockholder may include the following information, to the extent required by law:
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the terms of the offering;

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the names of any underwriters or agents;

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the public offering price or the purchase price of the securities;

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any delayed delivery arrangements;

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any underwriting discounts and other items constituting underwriters’ compensation; and

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any discounts or concessions allowed or reallowed or paid to dealers.

The shares of the Parent Company’s common stock offered by this prospectus may be sold from time to time to purchasers:
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directly by the Selling Stockholder and its successor, which includes its donees, pledgees or transferees or their successors-in-interest, or;

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through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate, broker-dealers, or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholder or the purchasers of the shares of the Parent Company’s common stock. These discounts, concessions, or commissions may be in excess of those customary in the types of transaction involved.

The Selling Stockholder and any underwriters, broker-dealers or agents who participate in the sale or distribution of the shares of the Parent Company’s common stock may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any profits from the sale of the shares of the Parent Company’s common stock by such Selling Stockholder and any discounts, commissions or agent’s commissions or concessions received by any such broker-dealer or agents may be deemed to be underwriting discounts and commissions under the Securities Act. If the Selling Stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. Underwriters are subject to certain statutory liabilities, including, but not limited to, Sections 11, 12, and 17 of the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement will identify the underwriter or agent and describe the compensation received from the Selling Stockholder.
The Selling Stockholder may sell shares of the Parent Company’s common stock directly to purchasers. In this case, they may not engage underwriters or agents in the offer and sale of such shares.
We are not aware of any plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of the Parent Company’s common stock by the Selling Stockholder. We cannot assure you that the Selling Stockholder will sell any or all of the shares of the Parent Company’s common stock offered by them pursuant to this prospectus. In addition, we cannot assure you that the Selling Stockholder will not transfer, devise or gift the shares of the Parent Company’s common stock by other means not described in this prospectus.

The Selling Stockholder may elect to make an in-kind distribution of the shares of common stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the common stock acquired in the distribution.
There can be no assurance that the Selling Stockholder will sell any or all of the shares of the Parent Company’s common stock under this prospectus. Further, we cannot assure you that the Selling Stockholder will not transfer, devise or gift the shares of the Parent Company’s common stock by other means not described in this prospectus. In addition, any shares of the Parent Company’s common stock covered by this prospectus that qualifies for sale under Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than under this prospectus. The shares of the Parent Company’s common stock covered by this prospectus may also be sold to non-U.S. persons outside the U.S. in accordance with Regulation S under the Securities Act rather than under this prospectus. The shares of the Parent Company’s common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the shares of the Parent Company’s common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.
The Selling Stockholder and any other person participating in the sale of these shares of the Parent Company’s common stock will be subject to the Exchange Act. The Exchange Act rules include, without limitation Regulation M, which may limit the timing of purchases and sales of any of the shares of the Parent Company’s common stock by the Selling Stockholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular common stock being distributed. This may affect the marketability of the shares of the Parent Company’s common stock and the ability of any person or entity to engage in market-making activity with respect to this common stock.
The Parent Company shall pay substantially all of the expenses incidental to the registration, offering and sale of the shares of the Parent Company’s common stock to the public, including the payment of federal securities law and state blue sky registration fees, except that we will not bear any underwriting discounts or commissions or transfer taxes relating to the sale of the common stock.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information about issuers who file electronically with the SEC. The address of that site is http://www.sec.gov. These reports, proxy statements and other information may also be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005. General information about us, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.aflac.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
This prospectus relates to a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its website.
We “incorporate by reference” into this prospectus information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition.
The following documents listed below, which we have previously filed with the SEC, are incorporated by reference:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023;

•
our Definitive Proxy Statement pursuant to Section 14(a) of the Exchange Act, filed with the SEC on March 16, 2023, and our Definitive Additional Materials pursuant to Section 14(a) of the Exchange Act, filed with the SEC on March 16, 2023; and

•
our Current Reports on Form 8-K filed on February 10, 2023.

All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus and prior to the termination of the offering of the securities shall also be deemed to be incorporated in this prospectus by reference.
We will provide a copy of these filings, at no cost, upon your written or oral request to us at the following address or telephone number:
Aflac Incorporated
Office of the Secretary
1932 Wynnton Road
Columbus, Georgia 31999
(706) 323-3431
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

LEGAL MATTERS
Unless otherwise indicated in an applicable prospectus supplement, certain legal matters as to Georgia law in connection with the offering of the common stock will be passed upon for us by Audrey Boone Tillman, Esq., Executive Vice President and General Counsel of Aflac Incorporated. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel which we will name in an applicable prospectus supplement.
EXPERTS
The consolidated financial statements and schedules of Aflac Incorporated and subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount shown, except the SEC Registration Fee, is estimated.
SEC Registration Fee	$0*
Accountants’ Fees and Expenses	15,000
Legal Fees and Expenses	40,000
Miscellaneous Expenses	15,000
Total Expenses	$70,000

*
In accordance with Rule 415(a)(6) under the Securities Act, the filing fee previously paid in connection with the 52,300,000 shares of common stock registered under the registration statement on Form S-3 (File Number 333-237969), all of which remain unsold, will continue to be applied to the shares of common stock registered under this Registration Statement. Please see the registration fee table contained in Exhibit 107 to this registration statement for more information.

Item 15.   Indemnification of Directors and Officers.
The Georgia Business Corporation Code permits a corporation to indemnify a director or officer if the director or officer seeking indemnification acted in good faith and reasonably believed (i) in the case of conduct in his or her official capacity, that his or her action was in the best interest of the corporation, (ii) in all other cases, that his or her action was at least not opposed to the best interests of the corporation, and (iii) in the case of any criminal proceedings, that he or she had no reasonable cause to believe his or her conduct was unlawful, provided that indemnification in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The Georgia Business Corporation Code prohibits indemnification of a director in connection with a proceeding by or in the right of the corporation (other than for reasonable expenses) if it is determined that the director has not met the relevant standard of conduct, or with respect to conduct for which he or she was adjudged liable on the basis that a personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. The Georgia Business Corporation Code additionally prohibits indemnification of an officer for liability arising in connection with appropriation of a business opportunity of the corporation, intentional or knowing violation of law, improper distributions or improper personal benefit.
Aflac Incorporated’s articles of incorporation provide that, to the fullest extent permitted by Georgia law, as the same exists or may be hereafter amended, no director of Aflac Incorporated shall be personally liable to Aflac Incorporated for monetary damages for any breach of the duty of care or other duty as a director, provided that Aflac Incorporated’s articles of incorporation do not limit or eliminate liability for (i) a breach of duty involving an appropriation of a business opportunity of Aflac Incorporated; (ii) an act or omission not in good faith or involving intentional misconduct or a knowing violation of law; (iii) any action for which a director could be found liable pursuant to Section 14-2-154 of the Georgia Business Corporation Code, or any amendment or successor provision of such section; and (iv) any transaction from which the director derived an improper personal benefit. In addition, a director’s liability will not be limited as to any payment of a dividend or approval of a stock repurchase that is illegal under Section 14-2-640 of the Georgia Business Corporation Code.
Aflac Incorporated maintains (i) director and officer liability insurance that provides for indemnification of the directors and officers of Aflac Incorporated and of its majority-owned subsidiaries, and (ii) company reimbursement insurance that provides for indemnification of Aflac Incorporated and its majority-owned subsidiaries in those instances where the Parent Company and/or its majority-owned subsidiaries indemnified its directors and officers.

Item 16.   Exhibits.
Exhibit Index
Exhibit Number	Description of Exhibits
1.1*	Form of Underwriting Agreement relating to the common stock.
3.1	Articles of Incorporation of Aflac Incorporated, as amended. Incorporated herein by reference to Exhibit 3.0 of Aflac Incorporated’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.
3.2	Amended and Restated Bylaws of Aflac Incorporated, as amended. Incorporated herein by reference to Exhibit 3.1 of Aflac Incorporated’s Current Report on Form 8-K, dated February 11, 2022.
5.1	Opinion of Audrey Boone Tillman, Esq., Executive Vice President and General Counsel of Aflac Incorporated.
23.1	Consent of KPMG LLP.
23.2	Consent of Audrey Boone Tillman, Esq., Executive Vice President and General Counsel of Aflac Incorporated (contained in Exhibit 5.1).
24.1	Powers of Attorney of certain officers and directors of Aflac Incorporated (included on the signature page of the registration statement).
107	Filing Fee Table

*
To be filed if necessary subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

Item 17.   Undertakings.
The undersigned Registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)   Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)   That for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and persons controlling of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, Aflac Incorporated certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, Georgia, on this 1st day of May, 2023.
AFLAC INCORPORATED
By:
/s/ Daniel P. Amos

Name: Daniel P. Amos
Title:
Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY
We, the undersigned officers, directors and authorized representatives of Aflac Incorporated, hereby severally constitute and appoint Audrey Boone Tillman and J. Matthew Loudermilk, and each of them the lawful attorneys and agents, with full power of substitution and authority, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, and any subsequent registration statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Aflac Incorporated to comply with the provisions of the Securities Act, as amended, and all requirements of the SEC, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or his substitute or substitutes, to said registration statement and any and all amendments thereto or to any subsequent registration statement for the same offering which may be filed under Rule 462(b).
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below as of May 1, 2023
/s/ Daniel P. Amos Daniel P. Amos	Chairman of the Board of Directors Chief Executive Officer
/s/ Max K. Broden Max K. Broden	Executive Vice President Chief Financial Officer
/s/ June P. Howard June P. Howard	Senior Vice President Chief Accounting Officer
/s/ W. Paul Bowers W. Paul Bowers	Director
/s/ Arthur R. Collins Arthur R. Collins	Director
/s/ Miwako Hosoda Miwako Hosoda	Director
/s/ Thomas J. Kenny Thomas J. Kenny	Director
/s/ Georgette D. Kiser Georgette D. Kiser	Director
/s/ Karole F. Lloyd Karole F. Lloyd	Director
/s/ Nobuchika Mori Nobuchika Mori
/s/ Joseph L. Moskowitz Joseph L. Moskowitz	Director

/s/ Barbara K. Rimer Barbara K. Rimer	Director
/s/ Katherine T. Rohrer Katherine T. Rohrer	Director